                                                                   Exhibit 10.14


                          AMENDED AND RESTATED LEASE

                                by and between

                             HOLLYWOOD PARK, INC.,

                            a Delaware corporation,

                                 as "Landlord"

                                      and

                       PACIFIC CASINO MANAGEMENT, INC.,


                           a California corporation,


                                  as "Tenant"

                            Dated:  August 31, 1995

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

 AMENDED AND RESTATED LEASE...............................................    1

 RECITALS.................................................................    1

 Article 1.  LEASE OF PREMISES............................................    1

      1.01   Premises.....................................................    1
      1.02   Landlord's Obligations.......................................    2

 Article 2.  TERM; POSSESSION; ACCEPTANCE.................................    2

      2.01   Term.........................................................    2
      2.02   Termination Right............................................    2
      2.03   Intentionally Deleted........................................    2
      2.04   Acceptance of Premises; Premises Remodeling..................    3

 Article 3.  RENT.........................................................    3

      3.01   Monthly Rent.................................................    3
      3.02   Initial Monthly Rent.........................................    3
      3.03   Rent Arrearages..............................................    3
      3.04   Legal Tender.................................................    4
      3.05   Additional Rent; Rent Defined................................    4
      3.06   Interest on Late Payments....................................    4

 Article 4.  RECORDS AND ACCOUNTING.......................................    4

      4.01   Reports......................................................    4
      4.02   Landlord's Audit.............................................    5
      4.03   Independent Business.........................................    5

 Article 5.  USE AND OPERATION OF PREMISES................................    5

      5.01   Specific Use of Premises.....................................    5
      5.02   Conduct of Business..........................................    5
      5.03   Compliance with Restrictions and Laws........................    6
      5.04   Prohibited Uses..............................................    6
      5.05   Restrictions on Activities...................................    7
      5.06   Rules and Regulations........................................    7

 Article 6.  MAINTENANCE, REPAIRS and ALTERATIONS.........................    8

      6.01   Landlord's Maintenance and Repair Obligations................    8
      6.02   Tenant's Maintenance and Repair Obligations..................    8


      6.03   Damage to Premises...........................................    8
      6.04   Damage to Building or Other Premises.........................    9
      6.05   Repair of Damage; Rent Abatement.............................    9
      6.06   Alterations; Improvements; Additions.........................   10
      6.07   Ownership of Improvements, Fixtures, Furnishings and
             Equipment....................................................   10
      6.08   Mechanic's Liens.............................................   11

 Article 7.  INSURANCE, EXONERATION and INDEMNITY.........................   11

      7.01   Liability Insurance..........................................   11
      7.02   Fire and Extended Coverage Insurance.........................   12
      7.03   Insurance Policies...........................................   12
      7.04   Waiver of Subrogation........................................   13
      7.05   Exoneration and Indemnity....................................   14

 Article 8.  ASSIGNMENT, SUBLETTING, HYPOTHECATION........................   15

      8.01   Consent Required.............................................   15
      8.02   Indirect Transfers...........................................   15
      8.03   Obligations of Transferees and Subtenants....................   15
      8.04   Continued Liability; No Waiver...............................   16

 Article 9.  EMINENT DOMAIN...............................................   16

      9.01   Effect on Lease..............................................   16
      9.02   Award........................................................   17
      9.03   Rebuilding...................................................   17

 Article 10. TENANT'S BREACH; LANDLORD'S REMEDIES.........................   17

      10.01  Tenant's Breach..............................................   17
      10.02  Landlord's Remedies..........................................   18
      10.03  Right to Cure Tenant's Default...............................   20
      10.04  Landlord's Remedies Not Exclusive............................   20
      10.05  Receipt of Rents.............................................   20
      10.06  Limitation on Landlord's Remedies; Personal Obligations of
             LeBaron and Klosterman.......................................   20

 Article 11. LANDLORD'S DEFAULT; TENANT'S REMEDIES........................   21

      11.01  Landlord's Default...........................................   21
      11.02  Tenant's Remedies............................................   21
      11.03  Limitation on Tenant's Remedies..............................   22
      11.04  Tenant's Remedies Not Exclusive..............................   22
      11.05  Payment of Rents.............................................   22

 Article 12. MORTGAGE OF LANDLORD'S INTEREST..............................   22

      12.01  Subordination................................................   22
      12.02  Tenant's Obligations With Respect to Landlord's Mortgage.....   22
      12.03  Definition of Landlord's Mortgage and Landlord's Mortgagee...   23


 Article 13. COMMON AREAS.................................................   23

      13.01  Definition of Common Areas...................................   23
      13.02  Maintenance of Common Areas..................................   24
      13.03  Use of Common Areas..........................................   24

 Article 14. PARKING......................................................   24

      14.01  Parking Area.................................................   24
      14.02  Valet Parking Charges........................................   24
      14.03  Validations..................................................   24
      14.04  Employee Parking.............................................   25

 Article 15. TAXES AND OTHER CHARGES......................................   25

      15.01  Tenant's Taxes...............................................   25

 Article 16. UTILITY AND OTHER SERVICES...................................   25

      16.01  Furnishing of Services.......................................   25

 Article 17. SIGNS; DISPLAYS; ADVERTISING.................................   26

      17.01  Signs........................................................   26
      17.02  Displays.....................................................   26
      17.03  Advertised Name..............................................   26

 Article 18. GENERAL PROVISIONS...........................................   26

      18.01  Estoppel Certificates........................................   26
      18.02  Landlord's Right of Entry....................................   27
      18.03  Landlord's Installations, Access and Food Services...........   27
      18.04  Changes in the Center........................................   28
      18.05  Waiver.......................................................   28
      18.06  Surrender of Premises; Holding Over..........................   28
      18.07  Notices......................................................   29
      18.08  Partial Invalidity; Construction.............................   29
      18.09  Captions.....................................................   30
      18.10  Short Form Lease.............................................   30
      18.11  Brokers' Commissions.........................................   30
      18.12  Attorneys' Fees..............................................   30
      18.14  Counterparts.................................................   31
      18.15  Sole Agreement...............................................   31
      18.16  Successors and Assigns.......................................   31
      18.17  Time is of the Essence.......................................   31
      18.18  Survival of Covenants........................................   31
      18.19  Landlord's Consent or Approval...............................   31
      18.20  Joint and Several Obligations................................   32
      18.21  No Offer.....................................................   32
      18.22  Corporate Resolution.........................................   32
      18.23  Relationship to Original Lease...............................   32

                          AMENDED AND RESTATED LEASE


    THIS AMENDED AND RESTATED LEASE is made and entered into this 31 day of August, 1995, by and between HOLLYWOOD PARK, INC., a Delaware corporation, hereinafter called "Landlord", and PACIFIC CASINO MANAGEMENT, INC., a California corporation, hereinafter called "Tenant".

                                 RECITALS
                                 --------

    A. Landlord is the owner of a sports and entertainment center on approximately 335 acres (the "Property") of land in Inglewood, California, commonly known as Hollywood Park (the "Center"). The Center is depicted on the site plan attached hereto as Exhibit "A-1".

    B. Landlord has developed a portion of the Pavilion Building at the Center (the "Pavilion"), as a card club (the "Premises").

    C. Tenant is a California corporation formed for the primary purpose of operating a card club on the Premises and is licensed as a card club operator.

    D. Landlord and Tenant entered into that certain Lease, dated June 15, 1994 (the "Original Lease"), pursuant to which Landlord is leasing the Premises to Tenant, together with all fixtures, furniture, equipment and supplies required to operate a card club, until it can obtain its own license to operate a card club.

    E. Landlord and Tenant now desire to amend and restate the Lease in its entirety.

    NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                  Article 1.
                               LEASE OF PREMISES
                               -----------------

    1.01  Premises
          --------

         (a) Subject to the terms and conditions and reservations provided herein, Landlord hereby grants, demises and leases to Tenant, and Tenant hereby hires from Landlord, the premises in the Center identified on Exhibit "A-2" with all fixtures, furniture, equipment, supplies and all replacements thereof necessary to operate a card club (collectively, the "Premises").

         (b) Notwithstanding anything contained herein to the contrary, Tenant hereby acknowledges and agrees that the exterior walls of the building of which the Premises are a part, as well as the area above the finished ceilings and the area below the finished floors, including the real property underlying the Center, have not been demised or leased hereby and the use thereof, together with the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through, under or above the Premises are hereby excepted and reserved unto Landlord, at Landlord's sole cost and expense.

         (c) This Lease is subject to the terms, covenants and conditions herein set forth and each party covenants, as a material part of the consideration for this Lease, to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed.

    1.02  Landlord's Obligations.
          ----------------------

         Prior to the Commencement Date, as that term is hereinafter defined, Landlord shall, to Tenant's reasonable satisfaction, fully improve, equip, fixture, furnish and provide all necessary supplies for the Premises, at Landlord's sole cost and expense, to enable Tenant to operate a casino card club on the Premises in a first class manner. During the Term (as hereinafter defined) hereof, Landlord, at its sole cost and expense, shall replenish the equipment and supplies described on Exhibit "C" attached hereto on an as needed basis in order for Tenant to operate its business on the Premises as provided in this Lease "(but Tenant may, at its option and expense, replace any of such equipment and supplies from other sources)." The performance of each and every one of Landlord's obligations under this Section 1.02(a) shall, at all times during the Term, comply with any and all Applicable Laws (as hereinafter defined) and shall be at Landlord's sole cost and expense.


                                   Article 2.
                          TERM; POSSESSION; ACCEPTANCE
                          ----------------------------

    2.01  Term
          ----

    The term of this Lease shall commence on the date upon which Tenant opens for business to the general public (the "Commencement Date") and shall continue until midnight on the Expiration Date which is the date twenty seven
  (27) months after the Commencement Date unless sooner terminated pursuant to any provision hereof (the "Term" or "the term of this Lease"). Landlord and Tenant acknowledge and agree that the Commencement Date occurred on July 1, 1994, and accordingly, the Expiration Date shall be September 30, 1996.

    2.02  Termination Right
          -----------------

    (a) Tenant and Landlord agree that at any time after the date hereof, Landlord shall hav e the right, in its sole discretion, to terminate this Lease upon the giving of at least ten (10) days' prior written notice to Tenant (or such shorter period as the parties may agree in writing) specifying the effective date of such termination of this Lease.

    (b) Tenant and Landlord agree that Tenant shall have the right, in its sole discretion, to terminate this Lease, without liability to Landlord therefor, upon the giving of at least ten (10) days' written notice to Landlord (or such shorter period as the parties may agree in writing) specifying the effective date of such termination of this Lease.

    (c) The termination of this Lease by Landlord or Tenant pursuant to this
  Article 2.02 or otherwise shall not operate to relieve Tenant of the obligation to pay any accrued but unpaid Rent (as that term is hereinafter defined) as of the effective date of termination. All such Rent shall be due and payable on the effective date of termination and shall be paid without deduction or offset.

    2.03  Intentionally Deleted
          ---------------------

    2.04  Acceptance of Premises; Premises Remodeling
          -------------------------------------------

    All improvements constructed and maintained by or under the direction of Landlord or its Affiliates (as that term is hereinafter defined) shall be constructed and maintained in accordance with "Applicable Laws," as that term is defined in Section 5.03 hereof. Tenant agrees to accept the Premises subject to all Applicable Laws regulating or in any manner applicable to any use or occupancy thereof by Tenant (as limited by this Lease) and to all liens, encumbrances, easements, rights of way, covenants, conditions, restrictions, servitudes, licenses and other matters which have been disclosed in writing to Tenant prior to the execution of this Lease. For the purposes of this Lease, the term "Affiliate" means Landlord or any parent corporation, subsidiary or brother-sister corporation of Landlord or any entity owned or controlled, whether in whole or in part by Landlord or by any parent, subsidiary or brother-sister corporation of Landlord, or any individual or entity which owns or controls, whether in whole or in part, Landlord or any parent corporation, subsidiary or brother-sister corporation of Landlord, including, without limitation, Hollywood Park Operating Company.

                                 Article 3.
                                   RENT
                                   ----

    3.01  Monthly Rent
          ------------

         (a) Except as otherwise expressly provided in Article 3.03 below, Tenant shall pay to Landlord the amounts specified herein as Monthly Rent (the "Monthly Rent"), in arrears on or before the last day of each calendar month during the Term hereof, without any deduction or offset, prior notice or demand, as the monthly rent for the Premises. Tenant's obligation to pay Monthly Rent shall commence on the Commencement Date. If the Term shall commence on a day other than the first day of a calendar month or shall end on a day other than the last day of a calendar month, then the Monthly Rent for the first and/or last partial calendar month of the Term, as the case may be, shall be prorated on a per diem basis.

    3.02  Initial Monthly Rent
          --------------------

    Commencing upon the Commencement Date and extending through June 30, 1995, the Monthly Rent shall be Two Million Dollars ($2,000,000.00) per month. For the period commencing July 1, 1995, the Monthly Rent shall be $1,500,000.

    3.03  Rent Arrearages
          ---------------

    (a) All Rent accrued but unpaid as of the date hereof shall be paid by Tenant strictly in accordance with the promissory note attached hereto as Exhibit "D" and incorporated herein by this reference, except that if this Lease terminates for any reason, all accrued but unpaid Rent shall be due and payable upon the effective date of termination. Tenant's obligation to pay the accrued but unpaid Rent as of the date hereof shall be evidenced by a promissory note (the "Promissory Note") in the form attached hereto as Exhibit "D". Until such Promissory Note has been paid in full, no amount shall be paid or accrued (whether in the form of compensation, dividends, loans or otherwise) directly or indirectly to or on behalf of Ed LeBaron or Don Klosterman in excess of the amount determined pursuant to Section 3.03(b).

    (b) So long as Tenant owes Landlord any Rent which is due but has not been paid, Tenant shall not pay to Ed LeBaron and Don Klosterman any compensation, dividend or other amount if the aggregate amount so paid during the Term of this Lease exceeds the sum of (i) $83,333 multiplied by the number of months elapsed after June 30, 1994, (ii) all amounts paid for the reimbursement of expenses reasonably incurred by Messrs. LeBaron or Klosterman on behalf of Tenant and (iii) all amounts properly paid or advanced to or on behalf of Messrs. LeBaron and Klosterman pursuant to the Articles of Incorporation or ByLaws of Tenant or any indemnification agreement between Tenant and Messrs. LeBaron or Klosterman.

    3.04  Legal Tender
          ------------

    Rent and all other sums payable under this Lease must be paid in lawful money of the United States of America, without demand, offset or deduction.

    3.05  Additional Rent; Rent Defined
          -----------------------------

    (a) Subject to the limitations of Section 18.03, in addition to the Monthly Rent, Tenant shall also pay as additional rent ("Additional Rent"), without deduction or offset, all other charges, fees, costs, taxes, impositions, expenses and other sums required to be paid by Tenant under the provisions of this Lease whether or not the same shall be designated as additional rent. In the event of nonpayment of any Additional Rent when due, Landlord shall have all of the rights and remedies provided hereunder or by law for the nonpayment of Rent.

    (b) As used in this Lease, the term "Rent" shall include Monthly Rent for the Premises and Additional Rent.

    3.06  Interest on Late Payments
          -------------------------

    Any Rents or other amounts due from Tenant to Landlord hereunder which are not paid within five (5) days of when due shall bear interest at a rate (the "Agreed Rate") equal to two percent (2%) per annum in excess of the "reference rate" as announced by Bank of America, NT&SA, Los Angeles main office, as such rate may change from time to time, from the date due until the date paid, regardless of whether a notice of default or any other notice is given by Landlord; provided, however, if such rate is greater than the maximum rate of interest then permitted to be charged by law, the Agreed Rate shall be the maximum rate of interest then permitted to be charged by law. In the event that Bank of America, NT&SA, shall cease to exist or shall cease to announce a "reference rate" (or equivalent prime rate) or shall cease to have a Los Angeles office, there shall be substituted such alternative bank, alternative rate or alternative office as Landlord shall select. Acceptance of interest by Landlord shall not constitute a waiver of Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any other rights or remedies.

                                  Article 4.
                            RECORDS AND ACCOUNTING
                            ----------------------

    4.01  Reports
          -------

    For so long as there remains any accrued but unpaid Rent, Tenant shall submit to Landlord on or before the fifteenth (15th) day following the end of each calendar month during the Term during which any accrual exists (including the 15th day of the calendar month following the end of the Term, if applicable), a written statement signed by Tenant, and certified by it (or if Tenant is a corporation or a partnership, by a duly authorized corporate officer or general partner of Tenant) to be true and correct, showing in reasonable, accurate detail financial information reasonably requested by Landlord. The certification of each such statement shall be satisfactory to Landlord, acting reasonably, in scope and substance and without qualification except as may be expressly permitted by Landlord, acting reasonably. The statements referred to herein shall be in such form and style and contain such details and breakdown as Landlord may reasonably require.

    4.02  Landlord's Audit.
          ----------------

    For so long as there remains any accrued but unpaid Rent, during regular business hours and upon two (2) business days notice, Landlord or Landlord's representatives may examine the books of account and related records of Tenant during regular business hours. Landlord may, upon reasonable notice, cause an audit of such books and records of Tenant to be made by a person or persons of Landlord's selection. Tenant shall pay for the cost of the audit if the audit reveals that statements made to Landlord are inaccurate by more than three percent (3%) in Tenant's favor. Except to the extent required by law, Landlord agrees to keep information acquired by it pursuant to this Section
  4.02 confidential.

    4.03  Independent Business
          --------------------

    By this Lease, neither party acquires any right, title or interest in or to any property of the other party except such rights as are specifically stated in this Lease. The relationship between Landlord and Tenant is solely that of landlord and tenant, and is not and shall not be deemed to be a partnership or joint venture.


                                 Article 5.
                         USE AND OPERATION OF PREMISES
                         -----------------------------

    5.01  Specific Use of Premises
          ------------------------

    Tenant shall use and occupy the Premises as a card club and for no other use or purpose.

    5.02  Conduct of Business
          -------------------

    (a) Landlord and Tenant acknowledge that Tenant's obligation to operate a business in conformance with this Article 5 is a material inducement to Landlord to enter into this Lease, without which Landlord would not have entered into this Lease. Accordingly, except as expressly provided elsewhere herein, Tenant agrees to conduct business continuously at the Premises during the entire Term of this Lease, except when prevented from doing so by reason of the acts or omissions of Landlord or any Affiliate or any other tenant or occupant of the Center or the Property, strikes, lockouts, casualty damage, the order of any governmental agency having jurisdiction over the Premises and/or the conduct of Tenant's business therein or other reasons (other than financial inability) beyond Tenant's reasonable control or during such periods that alterations or repairs are being made to the Premises which make it impracticable to keep the Premises open. Tenant agrees that, commencing with the Commencement Date and continuing for the remainder of the Term, Tenant shall be open for business on a 24-hour a day basis. Tenant shall at all times actively and diligently operate its business on the Premises in a commercially reasonable manner.

    (b) During the Term hereof, Tenant shall not, directly or indirectly, operate, own, or have a material interest in any business similar to that conducted on the Premises by Tenant located within a radius of fifty (50) miles from the Center.

    (c) In the event that Landlord consents to any subleasing, Tenant shall cause all Subtenants to comply with all of the requirements of subsections (a) and (b) of this Section 5.02 to the same extent as if each such Subtenant were the Tenant hereunder.

    (d) Tenant acknowledges that Landlord has made certain commitments to the City of Inglewood regarding the operations to be conducted within the Premises. Landlord and Tenant shall comply fully with all such commitments including without limitation, those contained in the ordinances of the City of Inglewood regarding the operation of a card club in the Premises. Landlord and Tenant acknowledge that compliance with such obligations is a material inducement to the other party to enter into this Lease without which the other party would not enter into this Lease.

    5.03  Compliance with Restrictions and Laws
          -------------------------------------

    Upon written notice thereof from Landlord to Tenant, Tenant shall comply with all of the requirements of all covenants, conditions and restrictions of record applicable to its use of the Premises and shall faithfully observe all such covenants, conditions and restrictions. Each of Landlord and Tenant, to the extent required to fulfill their respective obligations under this Lease, shall comply with all federal, state and local laws, regulations, rules, ordinances, zoning variances, conditional use permits and orders now in force or which may hereafter be in force applicable to the Premises, the Center or the Property or the respective conduct of Landlord and Tenant's business therein or thereon ("Applicable Laws"), provided that Tenant is informed in writing of any zoning variances, conditional use permits or orders. Tenant shall cause any Subtenants to comply with and observe all such covenants, conditions, restrictions and Applicable Laws which are applicable to Tenant by the terms of this Lease.

    5.04  Prohibited Uses
          ---------------

    Tenant shall not use the Premises or any part thereof for any purpose in violation of any Applicable Law, or in a manner that will tend to create a nuisance or tend to disturb or interfere with the quiet enjoyment of the patrons or other tenants of the Center or tend to injure or damage the reputation of the Center. Neither Landlord nor Tenant shall do anything which would violate, suspend, void, cancel or serve to increase the premium rate of or make inoperative any policy or policies of insurance at any time carried on any property, buildings or other improvements in the Center or any part thereof provided each party has received written notice thereof. Tenant shall have the right to establish reasonable rules regarding the conduct of Landlord's employees, invitees or customers while such individuals are present in and about the Premises. Notwithstanding the foregoing, however, or anything to the contrary contained herein, Tenant shall not have any liability whatsoever for any prohibited use of the Premises described in this Section
  5.04 by any employee, invitee or customer of Landlord or any Affiliate of Landlord.

    5.05  Restrictions on Activities
          --------------------------

    Tenant shall not:

    (a) Use any portion of the Premises for storage or warehouse purposes except as may be reasonably required for the storing of property to be used in the immediate future in connection with Tenant's business on the Premises;

    (b) Use any portion of the Premises as living quarters, sleeping apartments or lodging rooms;

    (c) Burn any papers, trash or garbage of any kind in or about the Premises or any other part of the Center;

    (d) Distribute handbills or other advertising matter in or about the Premises or any other part of the Center without Landlord's prior written consent;

    (e) Use any sidewalks, walkways or areaways or any of the "Common Areas" (as such term is hereinafter defined) of the Center for display of any material;

    (f) Other than monument and other exterior signage to be installed by Landlord for the benefit of Tenant, place any fence, structure, building, improvement, division rail, sign or other advertising or display device or obstruction of any type or kind upon the Common Areas or any part thereof;

    (g) Park, operate, load or unload any truck or other delivery vehicle within the Center other than that portion thereof from time to time designated by Landlord for such purpose, without Landlord's prior written consent; or

    (h) Sell or otherwise provide any food or beverage service from the Premises.

    5.06  Rules and Regulations
          ---------------------

    Tenant shall comply and shall use reasonable efforts to cause its Subtenants, and its and their respective employees, agents, customers and invitees to comply at all times with the Rules and Regulations attached hereto as Exhibit "B". Landlord shall have the sole and exclusive right from time to time to amend such Rules and Regulations and to make other and different reasonable rules and regulations for the safety, care and cleanliness of and the preservation of good order in the Premises and the other parts of the Center, provided any such amendment shall not materially or adversely affect Tenant's rights or obligations under this Lease. All such amended and additional rules and regulations shall, after written notice thereof to Tenant, be binding upon Tenant and shall become conditions of Tenant's tenancy and covenants on the part of and to be performed by Tenant. In the event of any conflict between the provisions of this Lease and the provisions of any of such rules and regulations, the provisions of this Lease shall control.

                                 Article 6.
                     MAINTENANCE, REPAIRS and ALTERATIONS
                     ------------------------------------

    6.01  Landlord's Maintenance and Repair Obligations
          ---------------------------------------------

    During the Term, Landlord, at its sole cost and expense (except as set forth in Section 6.02 hereof), shall keep in first-class order, condition and repair the Premises and the Common Areas (as that term is hereinafter defined) and the foundations, exterior walls (excluding the interior surface of exterior walls, and all windows, doors, and plate glass), downspouts, gutters and roof of the building of which the Premises are a part, except for reasonable wear and tear. Landlord shall also maintain, repair and replace, upon demand by Tenant acting reasonably, and at Landlord's sole cost and expense, the fixtures, furniture, supplies and equipment leased to Tenant pursuant to
  Article 1 of this Lease.

    6.02  Tenant's Maintenance and Repair Obligations
          -------------------------------------------

    Tenant shall use due care with respect to the Premises in order to keep the Premises in a safe, clean, sanitary, orderly and attractive condition. Unless otherwise expressly indicated, all maintenance to the Premises shall be made by Landlord. Tenant shall notify Landlord promptly in the event of the need to make any repairs to the Premises and Landlord promptly shall make said repairs. Notwithstanding anything to the contrary contained in this Lease, to the extent the need for any maintenance or repair is the result of Tenant's negligence or willful misconduct, the costs incurred by Landlord for said maintenance or repair to the Premises, together with interest thereon at the Agreed Rate from the date of payment thereof by Landlord, shall be deemed Additional Rent hereunder and shall be payable by Tenant to Landlord promptly upon Tenant's receipt of a written statement therefor. Landlord, at Landlord's expense, shall arrange for the maintenance of plumbing, electrical, heating and air conditioning and other mechanical systems for the Premises. Tenant shall not be liable for the cost of any and all additions to or alterations or repairs in and about the Premises which may be required by any and all Applicable Laws now or hereafter in effect or for construction or design defects or deficiencies or as a result of Landlord's breach of any of its obligations under this Lease.

    6.03  Damage to Premises
          ------------------

    Except as otherwise provided in this Section 6.03, or elsewhere in this
  Article VI, if the Premises are damaged and such damage was caused by fire or other peril covered by Landlord's insurance, Landlord agrees to repair such damage to the extent set forth in Section 6.05 hereof, and this Lease shall continue in full force and effect.

    If (a) the Premises are damaged as the result of any cause other than perils covered by Landlord's insurance, or (b) the Premises are damaged as the result of fire or other peril covered by Landlord's insurance, but the cost to repair such damage, as determined by Landlord in good faith, shall exceed the insurance proceeds available for such repair (treating any so-called "deductible" as available insurance), then Landlord may, at Landlord's option, either (i) repair such damage as soon as reasonably practicable at Landlord's expense (to the extent set forth in Section 6.05 hereof), in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice of termination to Tenant not later than thirty (30) days after the date of occurrence of such damage. In the event Landlord duly elects to terminate this Lease, this Lease shall be deemed to have been terminated as of the date of occurrence of such damage.

    If the Premises are damaged to the extent that Tenant is unable to operate a first class card club therein and such damage cannot be repaired within sixty
  (60) days from the date of damage, either party may terminate this Lease by giving written notice to the other party no later than ten (10) days after the date of occurrence of such damage. In the event either party duly elects to terminate this Lease, this Lease shall be deemed to have been terminated as of the date of occurrence of such damage.

    6.04  Damage to Building or Other Premises
          ------------------------------------

    Notwithstanding anything to the contrary contained in this Article VI, in the event that (a) the building of which the Premises are a part shall be damaged to the extent of thirty-three and one-third percent (33-1/3%) or more of the then full replacement cost thereof (as estimated by Landlord in good faith), whether or not the Premises are damaged, and whether or not such damage is covered by Landlord's insurance, either Landlord or Tenant may, at such party's option, terminate this Lease by giving written notice to the other party of its election to do so not later than thirty (30) days after the date of occurrence of such damage, in which event this Lease shall be deemed to have been terminated as of the date of occurrence of such damage.

    6.05  Repair of Damage; Rent Abatement
          --------------------------------

    (a) If this Lease is terminated pursuant to any of the provisions of Sections 6.03 or 6.04 hereof, the Monthly Rent, Additional Rents and other payments provided for herein shall be paid by Tenant through the date of damage, and advance rents and other payments made by Tenant to Landlord shall be appropriately prorated through the date of termination.

    (b) If this Lease is not terminated pursuant to any of the provisions of Sections 6.03 or 6.04 hereof, Landlord shall, as soon as reasonably practicable (and subject to (i) the requirements of Applicable Laws, (ii) the provisions of any Landlord's mortgage (if any) concerning the application of insurance proceeds and (iii) delays beyond Landlord's reasonable control, including delays in the adjustment of insurance claims), restore and repair the Premises to the same condition, to the extent practicable, they were in immediately prior to the occurrence of the damage.

    (c) If the Premises are damaged or destroyed by any casualty covered by Landlord's casualty insurance and, by reason of such damage or destruction, the use of the Premises for the conduct of the business theretofore carried on in the Premises is materially impaired, and such condition continues for more than three (3) days, then (i) Tenant's obligation to pay Monthly Rent shall abate from the date of damage or destruction until the earlier of (A) the date Tenant (or any Subtenant) reopens for business in the Premises, or (B) four
  (4) days after the date that Landlord completes such repairs to the Premises which Landlord is required to make pursuant to Section 6.05(b) hereof.

    6.06  Alterations; Improvements; Additions
          ------------------------------------

    Tenant shall not make or permit the making of any alterations, improvements, additions or installations ("Alterations") in, on or about the Premises without Landlord's prior written consent and unless and until the drawings, plans and specifications for such Alteration shall have been first submitted in triplicate to and approved by Landlord and, if required, by any and all mortgagees of Landlord.

    Landlord may, as a condition to its consent pursuant to this Section 6.06, require Tenant to furnish Landlord, prior to the commencement of any work that could constitute the basis for a mechanic's lien on the Premises and before any building materials are delivered to the Premises, with a bond by a responsible surety company licensed to do business in California, in a form and with a company satisfactory to Landlord, in an amount equal to one and one-half times the estimated cost of the work to be done and the materials to be supplied, such bond to remain in effect until all such costs shall have been fully paid and the improvements fully insured by Tenant as herein provided. Such bond, if required, shall secure completion by Tenant, or on its default by the surety, of all work free from any and all liens of contractors, subcontractors, materialmen, laborers or others and shall defend and indemnify Landlord from and against any loss, damage or liability in any manner arising out of or connected with such work. Landlord may also impose additional reasonable conditions upon its consent pursuant to this Section 6.06, including, but not limited to, a requirement that any work be supervised by a qualified engineer or architect approved by Landlord and that appropriate "builder's risk" insurance be obtained.

    Notwithstanding anything contained herein to the contrary, Landlord shall have the absolute right to withhold its consent to any proposed Alteration which is contrary to such design criteria for the Center which Landlord may establish (and amend, from time to time, in Landlord's sole discretion) or which would affect the structural soundness or integrity of the building of which the Premises are a part or which Landlord finds, in its sole discretion, to be objectionable, distasteful or not in accord with the standards which Landlord desires to maintain for the Center.

    Any Alterations made in, on or about the Premises by or at the direction of Tenant (or any Subtenant), shall be made and completed with due diligence, in a good and workmanlike manner, in strict compliance with the requirements of all Applicable Laws and all conditions of Landlord's consent and otherwise in accordance with Landlord's design criteria for the Center. Tenant agrees to carry such insurance as required by Section 7.02 hereof covering each and every such Alteration.

    So long as there exist any restrictions on the square footage of improvements on the Property, Tenant shall not, under any circumstances, do anything which would increase the square footage of the Premises.

    6.07  Ownership of Improvements, Fixtures, Furnishings and Equipment
          --------------------------------------------------------------

    All improvements, alterations, additions and installations constructed, installed, affixed or otherwise made in, on or about the Premises by or at the direction of either Landlord or Tenant (or any Subtenant) at any time prior to or during the term of this Lease, including, without limitation, any and all carpeting, floor coverings, wall coverings, lighting and hardware fixtures, window treatments and ceilings, trade fixtures whether or not permanently affixed to the Premises, furniture, business equipment and stock in trade paid for by Landlord, shall at once become a part of the realty, if applicable and, in any event belong to Landlord, without any obligation on the part of Landlord to compensate Tenant or any other person therefor.

    6.08  Mechanic's Liens
          ----------------

    Tenant shall promptly pay and discharge all claims for work or labor done or goods or materials furnished by third parties, at the request of Tenant or any Subtenant and shall keep the Premises, the Center and the Property free and clear of all mechanic's and materialman's liens in connection therewith. If any mechanic's or materialman's lien is filed for work done on behalf of Tenant or any Subtenant at, or materials supplied to, the Premises by a third party, Tenant shall remove such lien by payment or bond (regardless of whether Tenant contests the claim made by the person asserting such lien and regardless of whether such claim is valid or has any basis in fact or law) not later than fifteen (15) days after written demand for such removal is made by Landlord. If Tenant shall fail to discharge any such lien within such 15-day period, then in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, take such action or pay such amount as Landlord, in its sole discretion, shall deem appropriate to remove such lien, and Tenant shall pay to Landlord as Additional Rent all amounts (including attorneys' fees) paid or incurred by Landlord in connection therewith within five (5) days after demand by Landlord, together with interest at the Agreed Rate from the date of payment by Landlord.

    Except for Landlord's express obligations relating to the improvement, maintenance and repair of the Premises, nothing in this Lease shall be deemed to be, or construed in any way as constituting, the consent or request of Landlord, express or implied, to or for the performance of any labor or the furnishing of any materials for any construction, rebuilding, alteration or repair of or to the Premises or any part thereof by any person or as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials which might in any way give rise to the right to assert any lien against Landlord's interest in any property. Landlord shall have the right to post and keep posted at any and all times on the Premises any notices for the protection of Landlord and the Premises from any such lien. Tenant shall, before the commencement of any work, or the delivery of any materials, which might result in any such lien, give to Landlord written notice of its (or any Subtenant's) intention to perform such work or obtain such materials in sufficient time to enable the posting of such notices.


                                 Article 7.
                     INSURANCE, EXONERATION and INDEMNITY
                     ------------------------------------

    7.01  Liability Insurance
          -------------------

    At all times during the term of this Lease, and during any period of occupancy of, or access to, the Premises by Tenant prior to the commencement of the Term, Tenant shall, at Tenant's sole cost and expense provide and keep in force (a) workers' compensation insurance policies as required by law for all of Tenant's employees and (b) comprehensive general liability insurance policies, in standard form (on an occurrence basis), protecting Tenant (and naming Landlord and, if requested by Landlord, any mortgagee of Landlord, as additional insureds) against liability for injury to or death of any person or persons, or damage to property arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto and the usage of the remainder of the Center by Tenant and its Subtenants and their agents, employees and invitees. Such insurance shall be in the amount of not less than $10,000,000 combined single limit per occurrence.

    7.02  Fire and Extended Coverage Insurance
          ------------------------------------

    During the Term, Landlord shall procure and maintain in full force and effect with respect to the Premises, a policy or policies of all risk insurance (including sprinkler, vandalism and malicious mischief coverage, and any other endorsements required by the holder of any fee or leasehold mortgage) in an amount equal to at least 80% (and at Landlord's election up to 100%) of the full insurance replacement value (replacement cost new, including debris removal, and demolition) thereof. During the Term, Tenant at its sole cost shall procure and maintain in full force and effect a similar policy of all risk insurance insuring all alterations and leasehold improvements paid for by Tenant and all equipment, inventory, trade fixtures and other personal property in or about the Premises for the full replacement cost thereof. In addition, Landlord may elect to procure and maintain with respect to the Premises earthquake/volcanic action and flood and/or surface water insurance, including rental value insurance against abatement or a loss of rent in the case of damage or loss covered under such earthquake/ volcanic and flood and/or surface water insurance, in an amount up to 100% of the full insurance replacement value (including debris removal and demolition) thereof.

    Unless this Lease is terminated, as provided in Sections 6.03 or 6.04 hereof, all proceeds of Tenant's fire and extended coverage insurance shall be held by the insurance carriers, or, at Tenant's option exercised by written notice to such insurance carriers and to Landlord, by a trust company selected by Tenant, and approved by Landlord, and shall be disbursed by such insurance carriers or trust company in progress payments in reimbursement or payment of the costs incurred in repairing or restoring the Premises. If this Lease is terminated pursuant to Section 6.03 or 6.04 hereof, proceeds of insurance payable with respect to property belonging to Landlord (including property belonging to Landlord by reason of Section 6.07 hereof) shall be paid directly to Landlord.

    7.03  Insurance Policies
          ------------------

    All policies of insurance provided herein by Tenant shall be issued by financially responsible insurance companies with a general policy holder's ratings of not less than A, and financial ratings of not less than Class XII, as rated in the most current available "Best's" Insurance Reports, and shall name Tenant as insured and Landlord, and at the request of Landlord, any mortgagee of Landlord, as additional insureds or loss payees. Such policies shall further provide that they may not be cancelled by the insurer for nonpayment of premiums or otherwise, or be revised in a manner so as to decrease coverage thereunder, or be terminated or lapse of their own accord or by their own terms until at least thirty (30) days after service by mail of notice of the proposed cancellation upon all parties named in such policies as additional insureds or loss payees, unless such cancellation is due to the nonpayment of premiums, in which event only ten (10) days' notice shall be required. All public liability, property damage and other casualty policies shall contain a provision that one party, although named as an additional insured or loss payee, shall nevertheless be entitled to recovery under said policies for any loss occasioned to it by reason of the negligence of the other party, and that Landlord or Tenant, as the case may be, shall be entitled to the benefits of such insurance notwithstanding any willful act or other misconduct by the other party or its agents or employees. Each liability insurance policy shall include a "cross liability" endorsement, providing coverage for claims brought by another insured under such policy. All public liability, property damage and other casualty policies shall be written as primary policies, not contributing with any coverage which Landlord may carry. Tenant shall deliver to Landlord copies of the policies for all the insurance required to be carried hereunder, or certificates evidencing the existence and the amounts of such insurance, or renewals thereof or binders thereto, if applicable, (a) at least ten (10) days prior to the date insurance is required to be carried hereunder, (b) at least ten (10) days prior to the expiration of any such policies, (c) within fifteen (15) days following any change in the policy limits or coverage of any such policies. Tenant shall permit Landlord to inspect the policies of insurance required by this Lease at all reasonable times, and, upon the Landlord's request at any time, Tenant shall provide Landlord with satisfactory evidence that such policies are in full force.

    The insurance provided for herein may be brought within the coverage of a so-called "blanket" policy or policies of insurance carried and maintained by Tenant if (i) Landlord and, if requested by Landlord, any mortgagee of Landlord shall be named as additional insureds or loss payees thereunder as required in this Article VII, (ii) the coverage afforded Landlord and Tenant shall not be reduced or diminished by reason of the use of such "blanket" policy or policies and (iii) all of the other requirements set forth in this
  Article VII are satisfied.

    Tenant shall use reasonable efforts to obtain business interruption insurance if economically feasible.

    7.04  Waiver of Subrogation
          ---------------------

    To the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waives any right to recover against the other (a) damages for injury to or death of persons, (b) damages to property, (c) damage to the Premises or any part thereof, and (d) claims arising by reason of any of the foregoing, but only to the extent that any of the foregoing damages and/or claims are covered (then only to the extent of such coverage) by insurance actually carried, or required by this Lease to be carried, by either Landlord or Tenant. This provision is intended to waive fully, and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation in any insurer. Each party shall cause each insurance policy obtained by it to permit such waiver of subrogation or to provide that the insurer waives all right of recovery by way of subrogation against either party in connection with any damage covered by such policy. If any insurance policy cannot be obtained permitting or providing for a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurers issuing policies not permitting or providing for a waiver of subrogation, the party undertaking to obtain such insurance shall notify the other party in writing of this fact. The other party shall have a period of fifteen (15) days after receiving the notice either to place the insurance with an insurer that is reasonably satisfactory to the other party and that will carry the insurance permitting or providing for a waiver of subrogation, or to agree to pay the additional premium if such a policy is obtainable at additional cost. If such insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charged, the other party shall be relieved of the obligation to obtain a waiver of subrogation rights with respect to the particular insurance involved during the policy period of such insurance, but such obligation shall revive (subject to the provisions of this Section 7.04) upon the expiration of such policy period. Nothing in this Section 7.04 shall be deemed to diminish in any way the rights of Tenant pursuant to Section 2.02(a) hereof and any losses incurred by Tenant as contemplated above shall be deemed Losses under Section 2.02(a).

    7.05  Exoneration and Indemnity
          -------------------------

    (a) Tenant shall indemnify Landlord and its Affiliates, and each of their respective agents, contractors, officers, shareholders and employees and hold each of them harmless from and against any and all losses, liabilities, judgments, settlements, causes of action, suits, costs and expenses (including reasonable attorneys' fees and other costs of investigation and defense) which they may suffer or incur by reason of any claim asserted by any person arising out of, or related to (or allegedly arising out of or related to): any failure by Tenant to perform any material obligation to be performed by Tenant under the terms of this Lease; or any wrongful act, wrongful omission, negligence or willful misconduct of Tenant or any of its agents, employees, representatives, officers, directors or independent contractors. If any action or proceeding is brought against Landlord or any of its Affiliates (or any of their respective agents, contractors, officers, shareholders or employees) by reason of any such claim, Tenant, upon Landlord's request, shall defend the same by counsel reasonably satisfactory to Landlord, at Tenant's expense.

    (b) Landlord shall indemnify Tenant and its affiliates, and each of their respective agents, contractors, officers, shareholders and employees and hold each of them harmless from and against any and all losses, liabilities, judgments, settlements, causes of action, suits, costs and expenses (including reasonable attorneys' fees and other cost of investigation and defense) which they may suffer or incur by reason of any claim asserted by any person arising out of, or related to (or allegedly or arising out of or related to): (i) any failure by Landlord to perform any material obligation to be performed by Landlord under the terms of this Lease; (ii) any act or event occurring in, upon or about the Property, the Center or the Premises conducted solely by the Landlord, any Affiliate of Landlord, or any of its or their agents, employees, officers, directors or representatives; or (iii) any wrongful act, wrongful omission, negligence or misconduct of Landlord or any Affiliate of Landlord or any of its or their agents, employees, representatives, officers, or directors. If any action or proceeding is brought against Tenant or any of its affiliates (or any of their respective agents, contractors, officers, shareholders or employees) by reason of any such claim, Landlord upon Tenant's request, shall defend the same by counsel satisfactory to Tenant at Landlord's expense.


                                  Article 8.
                     ASSIGNMENT, SUBLETTING, HYPOTHECATION
                     -------------------------------------

    8.01  Consent Required
          ----------------

    Except as hereinafter provided in this Article VIII and Section 18.03, Tenant shall not voluntarily, involuntarily or by operation of law assign, transfer, mortgage, pledge, hypothecate or otherwise encumber or transfer (collectively, a "Transfer") all or any part of Tenant's interest in this Lease or in the Premises or sublet the whole or any part of the Premises, or permit any other person, firm or corporation (a "Subtenant") to occupy by license, concession or otherwise any portion of the Premises (collectively, a "Subletting"), without first obtaining in each and every instance the prior written consent of Landlord. Any Transfer or further subletting by a Subtenant shall be considered a Subletting or Transfer hereunder and shall require the prior written consent of Landlord. Consent to any type of Transfer may be withheld in Landlord's sole discretion.

    Any purported Transfer or Subletting without Landlord's prior written consent shall be null and void and have no force or effect whatever and shall constitute an incurable breach of this Lease.

    8.02  Indirect Transfers
          ------------------

    If, at any time during the Term, Tenant is a partnership, the death, insolvency, withdrawal, substitution, addition or change in the identity of any general partner of Tenant (including, without limitation, any transfer of any stock of any corporation which is a partner of Tenant) following the date such partnership becomes the Tenant hereunder shall be deemed a Transfer within the meaning of this Lease. If, at any time during the Term, Tenant is a corporation, the transfer of the stock of Tenant to any person who is not as of the date hereof a shareholder of Tenant shall be considered a Transfer for purposes of this Lease whether such change occurs by reason of transfer, redemption, issuance of additional stock, operation of law, or any other cause whatever. Notwithstanding the foregoing, Tenant may not transfer any stock if the proposed transferee is not compatible with the licensing, permitting, regulatory and other governmental restrictions applicable to Tenant, Landlord or Landlord's Affiliates.

    8.03  Obligations of Transferees and Subtenants
          -----------------------------------------

    (a) Each person or entity obtaining ownership of the interest of Tenant hereunder, or any portion thereof, by reason of a Transfer (a "Transferee"), shall unqualifiedly agree in writing, for the benefit of Landlord, to perform all of the obligations of Tenant under this Lease. Such agreement shall be in form and substance satisfactory to Landlord and shall be delivered to Landlord no later than the date of such Transfer.

    (b) In connection with any Subletting, Tenant shall use only such form of agreement with a Subtenant concerning such Subletting (a "Sublease") as shall have been approved, as to form and substance, by Landlord, acting reasonably and after approval, such Sublease shall not be amended or modified if any material respect without the prior written consent of Landlord. Each Subtenant shall, by reason of having entered into such Sublease, be deemed to have agreed, for the benefit of Landlord (i) to the provisions specified in Section 10.05 hereof, and (ii) to comply with each and every obligation to be performed by Tenant hereunder (specifically including Section 5.02 hereof and this Article VIII), except Tenant's obligation to pay Rent to Landlord. Concurrently with any Subletting, Tenant shall provide Landlord with written notice of the name and address of any Subtenant for the purpose of giving notices to such Subtenant.

    8.04  Continued Liability; No Waiver
          ------------------------------

    Any consent to any Transfer or Subletting which may be given by Landlord shall not constitute a waiver by Landlord of the provisions of this Article, or a consent to any other or further Transfer or Subletting, or, in the event of a Subletting, a release of Tenant from primary liability for the full performance by it of the provisions of this Lease. Notwithstanding any Subletting, Tenant shall continue to be liable for the full performance of each and every obligation under this Lease to be performed by Tenant, regardless of whether Tenant is in possession of the Premises or has any power or legal ability to perform such obligations. Notwithstanding any Transfer (or multiple Transfers) the person named herein as Tenant (and any Transferee) shall continue to be primarily liable in any and all events for the full performance of each and every obligation under this Lease to be performed by Tenant, and the obligations under this Lease of the person named herein as Tenant and any and all Transferees shall be joint and several.


                                  Article 9.
                                EMINENT DOMAIN
                                --------------

    9.01  Effect on Lease
          ---------------

    If the Premises or any portion thereof are taken or damaged, including severance damage, under the power of eminent domain or by inverse condemnation or for any public or quasi-public use, or voluntarily conveyed or transferred in lieu of an exercise of eminent domain or while condemnation proceedings are pending (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If as a result of a taking by condemnation, the volume of Tenant's business is materially reduced, Tenant shall have the option, exercisable only by written notice to Landlord within thirty (30) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken title or possession, whichever first occurs), to terminate this Lease as of the earlier of the date the condemning authority takes such title or possession (whichever first occurs) or the date Tenant vacates the Premises. In the event of such termination, the provisions of Section 2.02(a) shall apply.

    Notwithstanding anything to the contrary contained in this Section 9.01, in the event that (a) more than twenty-five percent (25%) of the floor area of the building of which the Premises are a part, (b) more than fifteen percent (15%) of the "Parking Area" (as such term is hereinafter defined), shall be taken by condemnation, whether or not any portion of the Premises is taken, then either Landlord or Tenant may, at such party's option, to be exercised by written notice to the other party not later than ninety (90) days after the date the condemning authority shall take title or possession, whichever first occurs, terminate this Lease, in which event this Lease shall terminate as of the date of such party's notice. In the event of such termination, the provisions of Section 2.02(a) shall apply.

    9.02  Award
          -----

    In the event of a taking by condemnation, each of Landlord and Tenant shall be entitled to the award attributable to their respective interests in this Lease. Notwithstanding the foregoing provisions of this Section 9.02, Landlord shall not be entitled to any award (a) for loss of or damage to Tenant's (or any Subtenant's) trade fixtures and removable personal property (except that any award for the fixtures, furniture and equipment owned by Landlord and leased to Tenant pursuant to this Lease shall belong solely to Landlord), (b) for damages for cessation or interruption of Tenant's (or any Subtenant's) business, or (c) for the cost of removal or relocation of Tenant's (or any Subtenant's) property or business.

    9.03  Rebuilding
          ----------

    In the event that this Lease is not terminated by reason of such condemnation, Landlord shall, to the extent of the severance damages applicable to the building of which the Premises are a part actually received by Landlord in connection with such condemnation, and subject to the provisions of any Landlord's mortgage concerning the application of condemnation proceeds, cause such restoration and repair to the remaining portion of the Premises and the building of which they are a part to be done as may be necessary to restore them to an architectural and usable whole reasonably suitable for the conduct of the business of Tenant and the other occupants of the remaining portion of such building. Landlord shall indemnify and hold Tenant harmless from and against any Losses by reason of a condemnation.

                                  Article 10.
                     TENANT'S BREACH; LANDLORD'S REMEDIES
                     ------------------------------------

    10.01  Tenant's Breach
           ---------------

    The occurrence of any one of the following events shall constitute an "Event of Default" and a breach of this Lease by Tenant:

    (a) The failure by Tenant to make any payment of Monthly Rent, Additional Rent or other payment required to be made by Tenant hereunder (including, without limitation, payments of Monthly Rent pursuant to the Promissory Note), as and when due, where such failure shall continue for a period of ten (10) business days after written notice thereof from Landlord to Tenant.

    (b) The failure by Tenant to observe or perform any of the material covenants or obligations under this Lease to be observed or performed by Tenant, other than as specified in subsection (a) of this Section 10.01, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of such failure is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be in default if Tenant shall commence such cure within said 30-day period and thereafter diligently prosecutes such cure to completion.

    (c) The abandonment of the Premises by Tenant.

    (d) The failure by Tenant to remain fully licensed as a "Card Club Operator" in good standing at all times during the Term of this Lease, as a result of the negligence or willful misconduct of Tenant.

    (e) The appointment by any court of a receiver, interim trustee or trustee to take possession of any asset or assets of Tenant, said receivership or trusteeship remaining undischarged for a period of thirty (30) days.

    (f) A general assignment by Tenant for the benefit of creditors.

    (g) The filing of a voluntary petition by Tenant in bankruptcy or any other petition under any section or chapter of the Bankruptcy Code or any similar law, whether state, federal or foreign, for the relief of debtors.

    (h) The filing against Tenant of an involuntary petition or any other petition under any section or chapter of the Bankruptcy Code or any similar law, whether state, federal or foreign, for the relief of debtors by the creditors of Tenant, said petition remaining undischarged for a period of sixty (60) days.

    (i) The attachment, execution or judicial seizure of all or any part of the properties and assets of Tenant, such attachment, execution or other seizure remaining undismissed or undischarged for a period of fifteen (15) days after the levy thereof.

    (j) The admission in writing by Tenant of its inability to pay its respective debts or perform its obligations as they become due.

    (k) The calling of a meeting of the creditors representing a significant portion of the unsecured liabilities of Tenant for the purpose of effecting a moratorium, extension, composition or any of the foregoing.

    (l) The occurrence of any of the events specified in subsections (e) through
  (l), inclusive, with respect to any general partner of Tenant (if Tenant is a partnership) or any guarantor of Tenant's obligations under this Lease.

    The notices specified in subsections (a) and (b) of this Section 10.01 shall be in lieu of, and not in addition to, any notices required under California Code of Civil Procedure Section 1161 or any successor statute.

    10.02  Landlord's Remedies
           -------------------

    In the event of an Event of Default under Section 10.01 then Landlord, in addition to any other rights or remedies it may have at law, in equity or otherwise, shall have the following rights:

    (a) Landlord shall have the right to terminate this Lease and Tenant's right to possession of the Premises by giving written notice of termination to Tenant. No act by Landlord other than giving express written notice to Tenant shall terminate this Lease or Tenant's right to possession of the Premises. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedy it may have, it is hereby agreed by Landlord and Tenant that the damages Landlord shall be entitled to recover under this Lease shall include without limitation:

            (i) The worth, at the time of award, of the unpaid Rent that has been earned at the time of the termination of this Lease;

            (ii) The worth, at the time of award, of the amount by which the unpaid Rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of Rent that Tenant proves could have been reasonably avoided;

            (iii) The worth, at the time of award, of the amount by which the unpaid Rent for the balance of the stated term hereof (determined without regard to the termination of this Lease for Tenant's breach) after the time of award exceeds the amount of the loss of Rent that Tenant proves could be reasonably avoided; and

            (iv) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's breach, including, but not limited to, the costs and expenses (including attorneys' fees, court costs, advertising costs and brokers' commissions) of recovering possession of the Premises, removing persons or property therefrom, placing the Premises in good order, condition and repair, preparing and altering the Premises for reletting and all other costs and expenses of reletting.

    "The worth, at the time of award," as used in subparagraphs (i) and (ii) above shall be computed by allowing interest at the Agreed Rate. "The worth at the time of award," as referred to in subparagraph (iii) above shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). The terms "Rent" and "Rents" as used in this Section 10.02 shall include the Monthly Rent, and all Additional Rent and all other fees and charges required to be paid by Tenant pursuant to the provisions of this Lease.

    (b) Even though Tenant has breached or defaulted under this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all of its rights and remedies under this Lease, including but not limited to the right to recover all Rents as they become due hereunder. Tenant's right to possession of the Premises shall not be deemed to have been terminated by Landlord unless express written notice to such effect is given by Landlord to Tenant, and Tenant's right to possession of the Premises shall in no event be deemed terminated without such notice on account of acts of maintenance or preservation of or efforts to relet the Premises by Landlord or by reason of the appointment of a receiver upon the initiative of Landlord.

    10.03  Right to Cure Tenant's Default
           ------------------------------

    If, after the expiration of any cure or notice period, Tenant has failed to do any act required to be done by Tenant hereunder, Landlord may (but without being obligated to do so) cure such failure at Tenant's cost. If Landlord at any time, by reason of Tenant's failure to comply with the provisions of this Lease, pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid and, if paid at a later date, shall bear interest at the Agreed Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. Such sum, together with interest thereon, shall be Additional Rent hereunder.

    10.04  Landlord's Remedies Not Exclusive
           ---------------------------------

    Except as expressly limited herein, the several rights and remedies herein granted to Landlord shall be cumulative and in addition to any others to which Landlord is or may be entitled by law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies which Landlord may have and shall not be deemed a waiver of any of Landlord's rights or remedies or to be a release of Tenant from any of Tenant's obligations, unless such waiver or release is expressed in writing and signed by Landlord.

    10.05  Receipt of Rents
           ----------------

    Landlord's acceptance of full or partial payment of Rent following any Event of Default shall not constitute a waiver of such Event of Default.

    10.06  Limitation on Landlord's Remedies; Personal Obligations of LeBaron
           ------------------------------------------------------------------
  and Klosterman
  --------------

    (a) In consideration of the benefits accruing to it hereunder but subject to
  Section 10.06(b), Landlord acknowledges, covenants and agrees that, in the event of any actual or alleged failure, breach or default hereunder by Tenant, the sole and exclusive remedy of Landlord shall be against the assets of Tenant and not against the assets of any officer, director, employee, agent, attorney, shareholder or partner of Tenant or of any partnership now or in the future constituting Tenant and that:

     (i) No partner, officer, director, shareholder, agent, attorney or employee of Tenant (individually and collectively "Insider") shall be sued or named as a party in any suit or action hereunder. It is understood and agreed that, in the event of the bankruptcy of Tenant, Landlord will not make or support any claim which seeks repayment by any Insider of amounts paid by Tenant and, in the event any third party successfully makes such a claim, Landlord agrees not to participate in or accept any share of any amount recovered;

    (ii) No judgment will be taken against any partner of Tenant or any officer, director, shareholder, agent, attorney or employee of Tenant; and

    (iii) The covenants and agreements contained in this Section 10.06(a) shall be enforceable by Tenant and also by any partner of Tenant and any officer, director, shareholder, agent, attorney or employee of Tenant.

    (b) Section 10.06(a) to the contrary notwithstanding, Ed LeBaron and Don Klosterman shall be personally liable, in an amount equal to their Pro Rata Interest in Tenant, for any Rent owed but not paid for the period which begins September 1, 1995 and ends on the first date they no longer own any equity or voting interests in Tenant. This Section 10.06(b) shall in no way create any personal liability for Messrs. LeBaron and Klosterman with respect to Rent owed for any period before September 1, 1995 or after the first date they no longer own any equity or voting interests in Tenant or, during the period after September 1, 1995 during which they own any equity or voting interests in Tenant, in an amount in excess of their Pro Rata Interest. "Pro Rata Interest" shall mean the ratio of the number of equity and voting securities of Tenant held by LeBaron or Klosterman, as the case may be, to the total number of shares of outstanding equity and voting securities of Tenant. Messrs. LeBaron and Klosterman shall not be deemed to own or hold any equity or voting interest in Tenant by virtue of their ownership of up to five percent of the outstanding equity or voting securities of any publicly traded company.


                                  Article 11.
                     LANDLORD'S DEFAULT; TENANT'S REMEDIES
                     -------------------------------------

    11.01  Landlord's Default
           ------------------

    The occurrence of any one of the following events shall constitute a default of this Lease by Landlord:

    (a) The failure by Landlord to observe or perform any of the material covenants or obligations under this Lease to be observed or performed by Landlord where such failure shall continue for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the nature of such failure is such that more than thirty (30) days are reasonably required for its cure, then Landlord shall not be in default if Landlord shall commence such cure within said 30-day period and thereafter diligently prosecutes such cure to completion.

    (b) The failure by Landlord to observe or perform any of the covenants or obligations under this Lease to be performed by Landlord where such failure materially interferes with or adversely affects the operation of Tenant's business, and where such failure shall continue for five (5) business days after written notice from Tenant to Landlord.

    11.02  Tenant's Remedies
           -----------------

    In the event of Landlord's default under Section 11.01 then Tenant, after the expiration of any applicable cure period, in addition to any other rights or remedies it may have at law, in equity or otherwise, shall have all of the following rights:

    (a) Tenant shall have the right to terminate this Lease by giving written notice of termination to Landlord;

    (b) Tenant, acting reasonably, shall have the right but not the obligation to cure Landlord's default, at Landlord's expense. If Tenant at any time, by reason of Landlord's failure to comply with the provisions of this Lease, pays any sum or does any act that requires the payment of any sum, the sum paid by Tenant, at Tenant's option, shall be offset against future Rent or shall be due immediately from Landlord to Tenant at the time the sum is paid and, if paid at a later date, shall bear interest at the Agreed Rate from the date the sum is paid by Tenant until Tenant is reimbursed by Landlord.

    11.03  Limitation on Tenant's Remedies
           -------------------------------

    In consideration of the benefits accruing to it hereunder, Tenant acknowledges, covenants and agrees that, in the event of any actual or alleged failure, breach or default hereunder by Landlord, the sole and exclusive remedy of Tenant shall be against the assets of Landlord and not against the assets of any director, officer, shareholder, employee, agent, attorney or partner of Landlord or of any partnership now or in the future constituting Landlord and that:

    (a) No partner of Landlord or any officer, director, shareholder, agent, attorney or employee of Landlord shall be sued or named as a party in any suit or action;

    (b) No judgment will be taken against any partner of Landlord or any officer, director, shareholder, agent, attorney or employee of Landlord; and

    (c) The covenants and agreements contained in this Section 11.03 shall be enforceable by Landlord and also by any partner of Landlord and any officer, director, shareholder, agent, attorney or employee of Landlord.

    11.04  Tenant's Remedies Not Exclusive
           -------------------------------

    The several rights and remedies herein granted to Tenant shall be cumulative and in addition to any others to which Tenant is or may be entitled by law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies which Tenant may have and shall not be deemed a waiver of any of Tenant's rights or remedies or to be a release of Landlord from any of Landlord's obligations, unless such waiver or release is expressed in writing and signed by Tenant.

    11.05  Payment of Rents
           ----------------

    Tenant's payment of full or partial payment of Rent following any default of Landlord under this Lease shall not constitute a waiver of such default.


                                  Article 12.
                        MORTGAGE OF LANDLORD'S INTEREST
                        -------------------------------

    12.01  Subordination
           -------------

    The rights of Tenant hereunder shall be subject and subordinate to the lien or interest of any Landlord's mortgage but only upon execution and delivery to Tenant of a subordination, non-disturbance and attornment agreement executed by Landlord's mortgagee in form and substance reasonably acceptable to Tenant.

    12.02  Tenant's Obligations With Respect to Landlord's Mortgage
           --------------------------------------------------------

    Tenant shall at any time and from time to time, upon not less than twenty
  (20) days' prior written request by Landlord, deliver to Landlord either or both of the following:

    (a) Such financial information concerning Tenant and Tenant's operations as reasonably may be required by any mortgagee or prospective mortgagee under any Landlord's mortgage; provided, however, that any such financial information shall be required and used only for bona fide business reasons related to such mortgage or the obtaining thereof; and

    (b) An executed and acknowledged instrument amending this Lease in such respect as may be reasonably required by any mortgagee or prospective mortgagee under any Landlord's mortgage; provided, however, that any such amendment shall not materially alter or impair any of the rights and remedies of Tenant under this Lease.

    12.03  Definition of Landlord's Mortgage and Landlord's Mortgagee
           ----------------------------------------------------------

    As used in this Lease, the term "Landlord's mortgage" refers to each mortgage or deed of trust which may in the future encumber, the Premises, the Center or the Property, or any part thereof, and each lease of which Landlord is the lessee which covers, or may in the future cover, the Premises or any part thereof. As used in this Lease, the terms "Landlord's mortgagee" and "mortgagee of Landlord" include the mortgagee under each such mortgage, the beneficiary under each such deed of trust and the lessor under each such lease.

                                  Article 13.
                                 COMMON AREAS
                                 ------------

       13.01  Definition of Common Areas
              --------------------------

       As used herein, the term "Common Areas" shall mean and refer to all areas from time to time located on or within the exterior boundaries of the Center (whether above, below or at ground level and whether or not presently in existence) which are not leased to tenants or offered for lease to tenants or exclusively used by Landlord or Landlord's Affiliates or invitees of Landlord's or Landlord's Affiliates' business operations (including the Race Track, horse racing areas and the non-gaming businesses referred to in Section
  18.03 hereof, all of which are excluded from the Common Areas). "Common Areas" shall include, but are not limited to, walkways, parking areas, driveways, escalators, elevators, delivery passages, loading areas, storage areas, corridors, tunnels, bridges, all access and egress roads, courts and malls, landscaped and planted areas and all buildings and structures on the Property, whether now existing or hereafter created (excluding only the interior portions thereof which are leased or offered for lease to tenants or exclusively used by Landlord or Landlord's Affiliates and invitees of Landlord's or Landlord's Affiliates' business operations (including the Race Track, horse racing areas and the non-gaming businesses referred to in Section
  18.03 hereof)), and all building systems which directly service the Center (and no others) (including, but not limited to, electrical, heating and air conditioning systems) but excluding any and all such building systems which service, in whole or in part, the Premises. Landlord shall have the right to make changes at any time and from time to time in the size, shape, location, number and extent of the "Common Areas" or any of them, provided that such changes do not materially interfere with the operation of Tenant's business on the Premises.

       13.02  Maintenance of Common Areas
              ---------------------------

       Subject to Article 6 hereof, Landlord shall maintain the Common Areas in good order and condition during the Term hereof and in a manner consistent with the operation of a first class card club.

       13.03  Use of Common Areas
              -------------------

       Except as otherwise provided herein, except to the extent limited by Landlord in its reasonable discretion, Tenant and its employees and invitees shall be entitled to use the Common Areas during the Term hereof, in common with Landlord and other persons authorized by Landlord from time to time, subject to Landlord's right to close any or all of the Common Areas for maintenance or to avoid the accrual of prescriptive rights or for any other proper purpose; provided, however, that the foregoing shall not entitle Tenant, its employees, agents or invitees to use any portion of the Common Areas not generally open to the public.

                                  Article 14.
                                    PARKING
                                    -------

       14.01  Parking Area
              ------------

       Landlord shall supply an area or areas consisting of 2,000 parking stalls (the "Parking Area") for the use by Tenant's customers in common with others, and upon the conditions specified below, for use by employees of Tenant. Landlord shall cause such Parking Area to be open for business on all days and at all times during which the Premises are open for business; provided, however, that Landlord may cause the Parking Area or portions thereof to be closed at any time and from time to time when reasonably deemed necessary by Landlord to avoid the acquisition by anyone of prescriptive rights therein or to reflect the fact that portions of the center are closed. The Parking Area or portions thereof may also be closed from time to time for maintenance, repairs or construction or by reason of matters beyond the reasonable control of Landlord, including, but not limited to, labor disputes, governmental orders and acts of God. If Tenant requires more than 2,000 parking stalls for use by its customers, Landlord shall provide such stalls to Tenant at Landlord's expense.

       14.02  Valet Parking Charges
              ---------------------

       Landlord may impose a charge for valet parking in the Parking Area which charge shall be determined by Landlord from time to time in the exercise of its sole judgment and which amounts shall be retained by Landlord. The charges applicable to parking shall be posted in the Parking Area. Landlord shall cooperate with Tenant in the event Tenant elects to provide valet parking to its patrons on a complimentary basis, provided Tenant promptly pays the charges therefor.

       14.03  Validations
              -----------

       Landlord may establish a reasonable system for validating parking tickets and may change or eliminate such system from time to time in its sole discretion.

       14.04  Employee Parking
              ----------------

       (a) Landlord shall make available in a portion of the Parking Area or in another area in reasonable proximity to the Center designated from time to time by Landlord, a sufficient number of parking spaces for parking by Tenant's employees. Tenant shall pay, as Additional Rent, monthly in arrears, without deduction or offset, such charges for each such parking space as Landlord shall determine and modify from time to time; provided, however, that such monthly charges for employee parking shall not exceed the prevailing rate for monthly parking charged by private owners of parking facilities in the vicinity of the Center. Tenant shall not impose any charge upon its employees for parking in the Parking Area. Tenant and its employees shall park their cars only in those areas, if any, designated for that purpose by Landlord.

       (b) Tenant shall cooperate with Landlord in implementing plans to reduce automobile usage by employees at no cost or expense to Tenant.

                                  Article 15.
                            TAXES AND OTHER CHARGES
                            -----------------------

       15.01  Tenant's Taxes
              --------------

       Tenant agrees that it will pay and discharge, punctually as and when the same shall become due and payable without penalty, all personal property taxes, excise taxes and all other governmental taxes, fees, impositions and charges payable by Tenant of every kind and nature, whether or not now customary or within the contemplation of the parties hereto, which shall be or become due and payable under or by virtue of any law, statute, ordinance, regulation or other requirement of any governmental authority, whether federal, state, county, municipal or otherwise (all of such taxes, charges, assessments and other governmental impositions being hereinafter collectively referred to as "Tenant's Tax" or "Tenant's Taxes") which shall be levied, assessed or imposed, or shall be or become liens, upon or against any personal property of Tenant or any interest of Tenant therein or under this Lease.

       Notwithstanding the foregoing provisions of this Section 15.01, nothing contained in this Lease shall require Tenant to pay any franchise, estate, inheritance, succession, capital levy or transfer tax of Landlord or any net income or excess profits tax which is in fact personal to Landlord.


                                  Article 16.
                          UTILITY AND OTHER SERVICES
                          --------------------------

       16.01  Furnishing of Services
              ----------------------

       Landlord shall arrange and pay for water, sewer, gas, electricity, light, power, telephone and any other utility services necessary and appropriate to the operations of Tenant's business on the Premises.

                                  Article 17.
                         SIGNS; DISPLAYS; ADVERTISING
                         ----------------------------

       17.01  Signs
              -----

       Subject to the requirements of Applicable Laws, Landlord shall affix and maintain signage subject to the reasonable approval of Tenant.

       17.02  Displays
              --------

       Tenant shall not install or use in or about the Premises any device or advertising medium which may be heard, seen or experienced outside the Premises, such as flashing lights, searchlights, loudspeakers, phonographs or radio broadcasts.

       17.03  Advertised Name
              ---------------

       The name of the Center is "Hollywood Park". Landlord may change the name of the Center at any time upon written notice to Tenant. Landlord, as a material part of the consideration of this Lease, hereby grants to Tenant the use of the name "Hollywood Park Casino" during the Term of this Lease. Tenant shall not, however, acquire any property right in or to any name which contains said word combinations of "Hollywood Park" as a part thereof. Any permitted use by Tenant of the words "Hollywood Park" (or such other name for the Center as Landlord may adopt) during the term of this Lease shall not permit Tenant to use, and Tenant shall not use, such words either after the termination of this Lease or at any other location.

                                  Article 18.
                              GENERAL PROVISIONS
                              ------------------

       18.01  Estoppel Certificates
              ---------------------

       Either party shall, without charge, at any time and from time to time, within ten (10) business days after request by the other party, deliver a written certificate duly executed and acknowledged, certifying to the requesting party, or any other person or entity specified by the requesting party:

       (a) That this Lease is unmodified and in full force and effect, or if there has been any modification, that the same is in full force and effect as so modified, and identifying any such modification;

       (b) Whether or not to the knowledge of the certifying party there are then existing any offsets or defenses in favor of such party against the enforcement of any of the terms, covenants and conditions of this Lease and, if so, specifying the same, and also whether or not to the knowledge of the certifying party, the requesting party has observed and performed all of the terms, covenants and conditions on its part to be observed and performed, and, if not, specifying the same;

       (c) The dates to which Monthly Rent, Additional Rent and all other charges hereunder have been paid; and

       (d) Any other matter which reasonably relates to the tenancy created hereby and the contractual relationship between Landlord and Tenant.

       The failure of the certifying party to deliver such certificate within five (5) business days after a second written request shall constitute a default hereunder and shall be conclusive upon Landlord, Tenant and any other person, firm or corporation for whose benefit the certificate was requested, that this Lease is in full force and effect without modification except as may be represented by the requesting party, and that there are no uncured defaults on the part of the requesting party. If the certifying party does not deliver such certificate to the requesting party or such person designated by the requesting party within such 10-day period, the certifying party shall be liable to the requesting party for all damages, losses, costs and expenses proximately resulting from the certifying party's failure to timely deliver such certificate. If the certifying party makes any false statement or claim in any such certificate, the certifying party shall be liable to the requesting party for all damages, losses, costs and expenses proximately resulting therefrom.

       18.02  Landlord's Right of Entry
              -------------------------

       Provided that Landlord does not unreasonably interfere with the operation of Tenant's business on the Premises, Landlord and its agents shall have the right:

       (a) To display the Premises to prospective tenants. If Tenant vacates the Premises prior to the expiration of the Term, Landlord, at its sole cost and expense, may from and after Tenant's vacation decorate, remodel, repair, alter, improve or otherwise prepare the Premises for reoccupancy.

       (b) To enter the Premises at any reasonable time for inspections, to exhibit the Premises to others, such as prospective purchasers and insurance, building and lender's inspectors, and for any purpose whatsoever reasonably related to the safety, protection or preservation of the Premises or Landlord's interest therein, without being deemed guilty of an eviction or disturbance of Tenant's use and possession, provided that Landlord shall not unreasonably interfere with Tenant's business operation.

       (c) At any reasonable time and from time to time, to do any maintenance or make any repairs, alterations, additions or improvements, whether structural or otherwise, in or to the Premises or any other portion of the building of which the

  Premises are a part or the Center but Landlord shall use best efforts to minimize interruption to the operation of Tenant's business. Landlord shall exercise its best efforts when making any repairs to minimize any disruption of Tenant's business and shall attempt to schedule any repairs at times when there are a minimum number of patrons on the Premises, provided the need to make such repairs does not constitute an emergency.

       Tenant shall deliver to Landlord all keys necessary to unlock all of the doors in, on or about the Premises, except Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper in order to obtain entry in an emergency.

       18.03  Landlord's Installations, Access and Food Services
              --------------------------------------------------

       (a) Landlord, throughout the Term of the Lease, shall operate, at its sole cost, non-gaming businesses in the building in which the Premises are located, including, without limitation, dining services. Tenant agrees to cooperate and assist Landlord with such businesses and acknowledges that Landlord's right to operate such businesses are material inducements to Landlord to enter into this Lease, without which Landlord would not have entered into this Lease. If Tenant desires to offer any such services to its patrons on a complimentary basis, Landlord and Tenant shall agree on appropriate procedures to accomplish same. All dining and other non-gaming services shall be operated by Landlord in a first-class manner.

       (b) Landlord, at its sole cost, shall comply with all of the requirements of all covenants, conditions and restrictions of and applicable to the operations of the business referred to in subparagraph (a) above. In conducting such businesses, Landlord shall not create a nuisance or disturb or interfere with the quiet enjoyment of Tenant.

       18.04  Changes in the Center
              ---------------------

       (a) From time to time and at any time during the Term, Landlord may add or withdraw property to or from the Center. Any property so added shall thereafter be subject to the provisions of this Lease and shall thereafter be included in the terms "Center" and "Property" for all purposes hereof. Any property so withdrawn by Landlord shall thereafter cease to be subject to the provisions of this Lease and shall thereafter be specifically excluded from the terms "Center" and "Property" for all purposes hereof. Landlord shall not make any changes to the Center or the Property which materially interfere with the operation of Tenant's business on the Premises.

       18.05  Waiver
              ------

       No waiver of any breach of any covenant or condition herein contained shall be effective unless such waiver is in writing, signed by the aggrieved party and delivered to the breaching party. The waiver by the aggrieved party of any such breach or breaches, or the failure by the aggrieved party to exercise any right or remedy in respect of any such breach or breaches, shall not constitute a waiver or relinquishment for the future of any such covenant or condition or of any subsequent breach of any such covenant or condition nor bar any right or remedy of the aggrieved party in respect of any such subsequent breach. The receipt of any Rent after the expiration of any cure period provided for in this Lease (regardless of any endorsement on any check or any statement in any letter accompanying any payment of Rent) by Landlord shall not operate as an accord and satisfaction or a waiver of the right of Landlord to enforce the payment of Rents previously due or as a bar to the termination of this Lease or the enforcement of any other remedy for default in the payment of such Rents previously due, or for any other breach of this Lease by Tenant.

       18.06  Surrender of Premises; Holding Over
              -----------------------------------

       Subject to Landlord's obligations to maintain and repair the Premises, Tenant agrees on the last day of the Term or on the earlier termination of this Lease to surrender the Premises, in good order, condition and repair, reasonable wear and tear excepted. Tenant acknowledges that upon termination of this Lease (including without limitation pursuant to Section 2.02 hereof) it is anticipated the Premises will be immediately occupied by another card club operator with little if any disruption in operation and, as such, Tenant's agreement to promptly return the Premises in good order is a material inducement for Landlord's execution of this Lease.

       If Tenant fails to surrender the Premises upon the termination of this Lease, Tenant agrees to and shall indemnify and hold harmless Landlord from and against any loss or liability, including costs and attorneys' fees, resulting from such failure to surrender the Premises, including but not limited to, any claims made by, or loss of rent from, any succeeding tenant based on or resulting from such failure to surrender. Nothing contained herein shall be construed as a consent to Tenant's occupancy or possession of the Premises beyond the expiration or earlier termination of this Lease.

       Tenant expressly acknowledges that except as set forth in Section ?, it has no right express or implied to renew this Lease beyond the Term and that absent a mutually executed extension agreement or a new Lease, Tenant shall promptly vacate at the end of the Term and leave the Premises in good order as provided in this Section 18.06.

       18.07  Notices
              -------

       Wherever in this Lease one party to this Lease is required or permitted to give or serve a notice, statement, request or demand to or on the other, such notice, statement, request or demand shall be given or served upon the party to whom directed in writing and shall be delivered personally or forwarded by registered or certified mail, postage prepaid, return receipt requested, addressed to Landlord or Tenant, as the case may be, at the address of that party set forth below with copies to be sent concurrently as follows:

            If to Tenant:       Pacific Casino Management, Inc.
                                2220 Avenue of the Stars
                                Suite 2502
                                Los Angeles, California 90067
                                Attn:  Donald Klosterman

            With a copy to:     Peter V. Leparulo, Esq.
                                Pillsbury, Madison & Sutro
                                725 S. Figueroa Street
                                Suite 1200
                                Los Angeles, California 90017

            If to Landlord:     Hollywood Park, Inc.
                                1050 So. Prairie Ave.
                                Inglewood, California 90301
                                Attn:  G. Michael Finnigan

            With a copy to:     Sandra G. Kanengiser, Esq.
                                Irell & Manella
                                1800 Avenue of the Stars
                                Suite 900
                                Los Angeles, California 90067

       Either party may change its address for notice by written notice given to the other in the manner hereinabove provided. Any such notice, statement, request or demand shall be deemed to have been duly given or served on the date personally delivered or two (2) business days after the date deposited in the United States mail in accordance with this Section 18.07.

       18.08  Partial Invalidity; Construction
              --------------------------------

       If any term or provision of this Lease or the application thereof to any person or circumstance shall to any extent be held to be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law. This Lease shall be governed by and construed under the laws of the State of California. When required by the context of this Lease, the singular shall include the plural, and the neuter shall include the masculine and feminine.

       18.09  Captions
              --------

       The captions and headings in this Lease are inserted only as a matter of convenience and for reference, and they in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

       18.10  Short Form Lease
              ----------------

       At the request of Landlord, Tenant agrees to join in the execution and delivery of a short form memorandum of this Lease to be recorded in the Official Records of Los Angeles County, California. The terms, covenants and conditions of this Lease shall control over any such memorandum. In no event shall Tenant have this Lease recorded without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion.

       18.11  Brokers' Commissions
              --------------------

       Each party represents and warrants to the other party that it has had no dealings with any broker, finder or agent in connection with the subject matter of this Lease or any of the transactions contemplated hereby. Each party agrees to defend, indemnify and hold harmless the other party from any claim, suit, liability, cost or expense (including attorneys' fees) with respect to brokerage or finder's fees or commissions or other similar compensation alleged to be owing on account of such party's dealings (or alleged dealings) with any real estate broker, agent, finder or other person.

       18.12 Attorneys' Fees
             ---------------

       (a) In the event of any litigation between Landlord and Tenant alleging a breach of this Lease by either party, or seeking a declaration of the rights of the parties hereunder, the losing party shall pay to the prevailing party its costs of litigation including reasonable attorneys' fees.

       (b) Each party shall reimburse the other party, upon demand, for all costs and expenses (including attorneys' fees) incurred by such party in connection with any bankruptcy proceeding, or other proceeding under Title 11 of the United States Code (or any successor or similar law) involving the other party.

       18.13  Arbitration of Disputes
              -----------------------

       Any dispute or claim in law or equity arising out of this Lease shall be decided by neutral binding arbitration in accordance with the rules of the American Arbitration Association, and not by court action except as provided by California law for judicial review of arbitration proceedings. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The parties shall have the right to discovery in accordance with California Code of Civil Procedure, Section 1283.05. Tenant expressly acknowledges and agrees that an action for unlawful detainer shall not be subject to arbitration and in no event shall Landlord be precluded from or delayed in initiating such an action by virtue of this Section 19.13.

       18.14  Counterparts
              ------------

       This Lease may be executed in two or more counterparts, each of which may be deemed an original, but all of which together shall constitute one and the same instrument.

       18.15  Sole Agreement
              --------------

       This Lease contains all of the agreements of the parties hereto with respect to the matters covered hereby, and no prior agreements, oral or written, or understandings or representations of any nature whatsoever pertaining to any such matters shall be effective for any purpose unless specifically incorporated in the provisions of this Lease.

       18.16  Successors and Assigns
              ----------------------

       Subject to the provisions hereof relative to assignment, this Lease shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto, and the terms "Landlord" and "Tenant" shall include the respective successors and assigns of such parties.

       18.17  Time is of the Essence
              ----------------------

       Time is of the essence with respect to the performance or observance of each of the obligations, covenants and agreements of each of Landlord and Tenant under this Lease.

       18.18  Survival of Covenants
              ---------------------

       Except with respect to those conditions, covenants and agreements of this Lease which by their express terms are applicable only to, or which by their nature could only be applicable after, a certain date or time during the term hereof, all of the conditions, covenants and agreements of this Lease shall be deemed to be effective as of the date of this Lease. Any obligation arising during the Term of this Lease under any provision hereof, which by its nature would require Landlord and/or Tenant to take certain action after the expiration of the Term or other termination of this Lease, including any termination resulting from the breach of this Lease by Landlord or Tenant, shall be deemed to survive the expiration of the Term or other termination of this Lease to the extent of requiring any action to be performed after the expiration of the Term or other termination hereof which is necessary to fully perform the obligation that arose prior to such expiration or termination.

       18.19  Landlord's Consent or Approval
              ------------------------------

       Where any provision of this Lease requires the consent or approval of Landlord to any action to be taken or of any instrument or document submitted or furnished by Tenant or otherwise, such consent or approval shall not be unreasonably withheld or delayed by Landlord unless such provision entitles Landlord to the discretionary withholding of any such consent or approval required thereby. The consent or approval of Landlord to or of any such act, instrument or document shall not be deemed a waiver of, or render unnecessary, Landlord's consent or approval to or of any subsequent similar or dissimilar acts to be taken or instruments or documents to be submitted or furnished by Tenant hereunder.

       18.20  Joint and Several Obligations
              -----------------------------

       If more than one person or entity is Tenant or Landlord, the obligations imposed on that party shall be joint and several. If either Landlord or Tenant is a partnership, the obligations of each general partner shall be joint and several.

       18.21  No Offer
              --------

       The submission of this document for examination and discussion does not constitute an offer to lease, or a reservation of, or option for, the Premises. This document will become effective and binding only upon execution and delivery by Landlord and Tenant.

       18.22  Corporate Resolution
              --------------------

       If Tenant is a corporation, Tenant shall deliver to Landlord, upon execution of this Lease, a certified copy of a resolution of its board of directors authorizing the execution of this Lease and naming the officer or officers who are authorized to execute this Lease on behalf of the corporation.

       18.23  Relationship to Original Lease
              ------------------------------

       This Amended and Restated Lease supersedes and replaces the Original Lease, from and after the date hereof, the original Lease shall be of no further force or effect.

       IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of the day and year first above written.

            LANDLORD:      HOLLYWOOD PARK, INC.,
                           a Delaware corporation



                           By: /s/ G. Michael Finnigan

                           Title:_________________________


            TENANT:        PACIFIC CASINO MANAGEMENT, INC.,
                           a California corporation


                           By: /s/ Edward LaBaron

                           Title: Chairman - CEO